Form N-SAR
Item 77 I
Terms of New or Amended Securities
The RBB Fund, Inc.


The RBB Fund, Inc. (the "Company") has issued additional classes of shares of beneficial interest and classified such shares as Class YYY representing interests in the Bear
Stearns CUFS MLP Mortgage Portfolio. Each share of the class of beneficial interest mentioned in the preceding sentence has the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that are set for the Company's Articles of Incorporation.

The Company incorporates herein by reference Articles
Supplementary of Registrant for Class YYY shares of the Bear Stearns CUFS Fund filed as exhibit (a)(44) to the Registrant's Post-Effective Amendment No. 103 filed electronically with the SEC on July 18, 2006. (Accession
No. 0000935069-06-001894).

The Company incorporates herein by reference Articles of Amendment of Registrant for Class YYY shares of the Bear
Stearns CUFS MLP Mortgage Portfolio filed as exhibit
(a)(45) to the Registrant's Post-Effective Amendment No.
108 filed electronically with the SEC on December 14, 2006.
(Accession No. 0000935069-06-003359).

The Company incorporates herein by reference Articles
Supplementary of Registrant for Class ZZZ shares of the Marvin & Palmer Large Cap Growth Fund filed as exhibit
(a)(47) to the Registrant's Post-Effective Amendment No.
109 filed electronically with the SEC on December 15, 2006.
(Accession No. 0001193125-06-254519).

The Company incorporates herein by reference Articles
Supplementary of Registrant for Class AAAA shares of the Bear Stearns Enhanced Yield Fund filed as exhibit (a)(46) to the Registrant's Post-Effective Amendment No. 109 filed electronically with the SEC on December 15, 2006.
(Accession No. 0001193125-06-254519).

The Company incorporates herein by reference Articles of Amendment of Registrant for Class AAAA shares of the Bear
Stearns Enhanced Income Fund filed as exhibit (a)(48) to the Registrant's Post-Effective Amendment No. 111 filed electronically with the SEC on February 28, 2007.
(Accession No. 0001193125-07-042860).